THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND SUCH NOTE MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION AND REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER AND SUCH APPLICABLE STATE SECURITIES LAWS.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE TO THE INDEBTEDNESS (INCLUDING INTEREST) OF THE BORROWER REPRESENTED BY THAT CERTAIN LOAN AGREEMENT DATED AS DECEMBER 16, 2005, AS AMENDED, BY AND AMONG THE SENIOR LENDER, THE BORROWER, SOUTHPEAK LLC AND SOUTHPEAK UK, AS SUCH LOAN AGREEMENT MAY BE AMENDED, SUPPLEMENTED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME OR ANY REFINANCINGS THEREOF.

JUNIOR SECURED SUBORDINATED CONVERTIBLE  PROMISSORY NOTE

$__________	April 30, 2010

For Value Received, the undersigned, SouthPeak Interactive Corporation, a Delaware corporation, (the “Borrower”), promises to pay to _______________  (the “Holder”), the maximum aggregate principal amount of _________ dollars ($_________.00), or such lesser sum which represents the principal balance outstanding under this Note, together with interest on the principal amount outstanding from time to time, as specified below.  The actual amount due and owing from time to time hereunder shall be evidenced by the Holder’s records of receipts and disbursements with respect to this Note, which shall, in the absence of manifest error, be conclusive evidence of the amount.  This Note is one of the junior secured subordinated convertible promissory notes (collectively, the “Notes”) referred to in, and purchased pursuant to, the Note Purchase and Security Agreement dated April 29, 2010, as amended from time to time, among the Borrower and the Purchasers therein (the “Note Purchase Agreement”) and evidences a borrowing from the Holder by the Borrower under the Note Purchase Agreement.  The obligations of the Borrower under this Note are secured as provided in the Note Purchase Agreement.

1.           Interest.  This Note shall bear interest at an annual rate of 10%.  All computations of interest payable hereunder shall be made on the basis of the actual number of days in the period for which such interest is payable and a year of 365 days.

2.           Payment.  The Borrower reserves the right to make payments in whole or in part, without notice or penalty at any time.  Notwithstanding any such payment, the Holder shall have the right, at its option, prior to the Maturity Date to re-advance to Borrower any principal previously repaid under such Holder’s Note.  All payments shall first be applied to accrued and unpaid interest and the remainder to principal.

3.           Maturity Date.  The principal of this Note, together with all accrued and unpaid interest and any other fees or expenses otherwise due and owed to the Holder under the Note Purchase Agreement (the sum of such principal and accrued and unpaid interest, fees and expenses being hereinafter referred to as the “Amount Due”), shall be due and payable on December 27, 2010 (the “Maturity Date”).  Upon five day’s prior written notice, the Borrower may prepay the Amount Due, in whole or in part, prior to the Maturity Date, without penalty or additional fees.

4.           Pro-Rata Payment.  Any payments made under the Notes, other than any payments in full, either on the Maturity Date or upon the occurrence of an Event of Default, or upon any prepayment at the option of the Borrower, the holders of the Notes shall share ratably in any distribution of the Borrower pro rata in proportion to the respective principal amounts of all such Holders’ Notes.

5.           Conversion.

(a)            At any time on or after the date of issuance of this Note and upon ten day’s prior written notice, this Note shall be convertible (in whole or in part), at the option of the Holder, into such number of fully paid and non-assessable shares of Common Stock, as is determined by dividing (i) that portion of the outstanding principal balance under this Note and accrued but unpaid interest thereon as of such date that the Holder elects to convert by (ii) $0.35 (the “Conversion Price”); provided, however, that the Conversion Price shall be subject to adjustment as described in Section 5(b) below.  The Holder shall deliver this Note to the principal address of the Borrower at such time that this Note is fully converted.  With respect to partial conversions of this Note, the Borrower shall keep written records of the amount of this Note converted.

(b)            The Conversion Price shall be subject to adjustment from time to time as follows:

 (i)           If the Borrower shall at any time or from time to time after the date of issuance of this Note, effect a stock split of the outstanding Common Stock, the Conversion Price in effect immediately prior to the stock split shall be proportionately decreased.  If the Borrower shall at any time or from time to time after the date of issuance of this Note, combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to the combination shall be proportionately increased.  Any adjustments under this Section 5(b)(i) shall be effective at the close of business on the date the stock split or combination occurs.

 (ii)           If the Borrower shall at any time or from time to time after the date of issuance of this Note, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, the Conversion Price then in effect by a fraction:

(1)           the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2)           the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(iii)           If the Common Stock issuable upon voluntary conversion of this Note at any time or from time to time after the date of issuance of this Note shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 6(b)(i) and (ii), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to voluntarily convert this Note into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which this Note might have been voluntarily converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

6.           Event of Default; Remedies.  Upon the occurrence and during the continuance of an Event of Default, this Note may be accelerated in the manner described in the Note Purchase Agreement and the Holder shall have all of the rights and remedies provided in the Note Purchase Agreement and the Loan Documents.

7.           Waiver of Certain Rights.  Subject to any applicable notice periods, all parties to this Note, including Borrower and any sureties, endorsers, or guarantors, hereby waive protest, presentment, notice of dishonor, and notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest and all other sums due under this Note notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be without notice or consent of any of them.

8.           Enforcement.  The Holder may enforce this Note as described in the Note Purchase Agreement.

9.           Subordination.  Notwithstanding anything to the contrary contained in this Note, the Holder agrees, by acceptance of this Note, that the obligations under this Note, including principal, interest and all other amounts payable hereunder (collectively, the “Subordinated Indebtedness”), shall be and remain junior and subordinate to any and all indebtedness, obligations and liabilities, including principal and interest, of the Borrower and the Subsidiaries to the Senior Lenders under a Senior Credit Facility now existing or hereafter arising, whether direct or indirect, secured or unsecured, absolute or contingent, joint or several or joint and several, and howsoever owned, held or acquired, whether through discount, purchase, direct loan or as collateral or otherwise and all post-petition interest in a bankruptcy or similar proceeding whether or not allowed, all on the following terms and conditions:

(a)           The Holder will take no steps, whether by suit or otherwise, to compel or enforce the collection of Subordinated Indebtedness, nor will the Holder use Subordinated Indebtedness by way of counterclaim, set-off, recoupment or otherwise so as to diminish, discharge or otherwise satisfy in whole or in part any indebtedness or liability of the Holder to the Borrower, whether now existing or hereafter arising and howsoever evidenced.

(b)           In the event of any distribution, dividend, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Borrower or of the proceeds thereof to the creditors of the Borrower or upon any indebtedness of the Borrower, occurring by reason of the liquidation, dissolution, or other winding up of the Borrower, or by reason of any execution sale, or bankruptcy, receivership, reorganization, arrangement, insolvency, liquidation or foreclosure proceeding of or for the Borrower or involving its property, no dividend, distribution or application shall be made, and the Holder shall not be entitled to receive or retain any dividend, distribution, or application on or in respect of principal of or interest on Subordinated Indebtedness, unless and until all principal of and interest on Senior Indebtedness then outstanding shall have been paid and satisfied in full, and in any such event any dividend, distribution or application otherwise payable in respect of Subordinated Indebtedness shall be paid and applied on Senior Indebtedness until such Senior Indebtedness has been fully paid and satisfied.

(c)           No Senior Lender need at any time give the Holder notice of any kind of the creation or existence of any Senior Indebtedness, nor of the amount or terms thereof, all such notice being hereby expressly waived.  Also, the Senior Lenders may at any time from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder, and without impairing or releasing the obligation of the Holder under this Note (i) renew, refund or extend the maturity of, or increase or decrease the amount of, any Senior Indebtedness, or any part thereof, or otherwise revise, amend or alter the terms and conditions thereof, (ii) sell, exchange, release or otherwise deal with any property by whomsoever at any time pledged, mortgaged or otherwise hypothecated or subjected to a lien to secure any Senior Indebtedness, and (iii) exercise or refrain from exercising any rights against the Borrower, any Subsidiary and others, including the Holder.

(d)           The Holder will not sell, assign or otherwise transfer any Subordinated Indebtedness, or any part thereof, except subject to and in accordance with the terms of this Note and upon the agreement of the transferee or assignee to abide by and be bound by the terms of this Note.

(e)           The Holder expressly subordinates all of the Holder’s rights in the Collateral now or later securing the Subordinated Indebtedness to all rights of the Senior Lenders, and any and all of their successors and assigns, now or later existing in any of the same Collateral to secure the Senior Indebtedness, and any and every lien or security interest with respect to the Collateral in favor of or held for the benefit of the Senior Lenders, and any and all of their successors and assigns, now have and shall have priority over every lien and security interest that the Holder now has or may hereafter acquire with respect to the Collateral, all notwithstanding any statement or provision contained in the instruments evidencing the Subordinated Indebtedness, or agreements with respect thereto or otherwise to the contrary and irrespective of the time or order of filing or recording of financing statements, deeds of trust, mortgages or other notices of Liens granted pursuant thereto, and irrespective of anything contained in any filing or agreement to which any part hereto or its respective successors and assigns may now or hereafter be a party, and irrespective of the ordinary rules for determining priorities under the Uniform Commercial Code of the State of Delaware or under any other law governing the relative priorities of secured creditors.  The Holder consents to the creation and continuance of all present and future Liens of the Senior Lenders, and any and all of their successors and assigns, in the Collateral to secure the Senior Indebtedness and to the enforcement of those Liens, including the removal of the Collateral from the real property of the Borrower.  This subordination as to the Collateral is intended to define the rights and duties of the Senior Lenders, and any and all of their successors and assigns, and the Holder; it is not intended that any third party shall benefit from it.  If the effect of any provision of this Note would be to give any third party a priority status to which that party would not otherwise be entitled, that provision shall, to the extent necessary to avoid that priority, be given no effect and the rights and priorities of the Senior Lenders, and any and all of their successors and assigns, and the Holder shall be determined in accordance with applicable law.

(f)           If notwithstanding the provisions of this Section 9, the Holder shall receive any payment of principal or interest on Subordinated Indebtedness which the Borrower or any Subsidiary is not entitled to make pursuant to the terms hereof, whether or not the Holder has knowledge that the Borrower or any Subsidiary is not entitled to make such payment, the Holder shall promptly account for such payment and upon any Senior Lender’s demand pay over such payment to the Senior Lender for application to the Senior Indebtedness owing to the Senior Lenders.  No payment or any distribution received by Senior Lenders in respect of Subordinated Indebtedness pursuant to any of the terms hereof shall entitle the Holder to any right, whether by virtue of subrogation or otherwise, in and to any Senior Indebtedness unless and until all Senior Indebtedness owing to the Senior Lenders has been fully paid and satisfied and the Senior Lenders obligations, if any, to extend credit to the Borrower or any Subsidiary have expired or otherwise been terminated.

(g)           Holder further acknowledges and agrees, by acceptance of this Note, that SunTrust Bank (“SunTrust Bank”) is an intended third-party beneficiary of the provisions of this Section 9, and as such SunTrust Bank shall be fully entitled to enforce the same.  In addition, Holder, by acceptance of this Note, hereby appoints _____________ (the “Holder’s Representative”) as the representative of Holder to execute a separate subordination agreement with SunTrust Bank on behalf of Holder in form and substance acceptable to SunTrust Bank (the “Subordination Agreement”), and agrees that Holder is appointed as agent and attorney-in-fact for and on behalf of Holder, with full power of substitution and with full power and authority to execute such Subordination Agreement on behalf of Holder, and that such Subordination Agreement shall be binding upon Holder and its successors as if expressly ratified and confirmed by them.

10.           Definitions.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Note Purchase Agreement.

11.           Miscellaneous.  The following general provisions apply:

(a)           This Note, and the obligations and rights of the Borrower and the Holder hereunder, shall be binding upon and inure to the benefit of the Borrower, the Holder, and their respective heirs, personal representatives, successors and assigns.

(b)           All notices, requests, consents and demands hereunder shall be made in writing in the manner described in the Note Purchase Agreement.

(c)           Whenever possible, each provision of this Note will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Note will be reformed, construed and enforced in such jurisdiction to the greatest extent possible to carry out the intentions of the parties hereto.

(d)           This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.  Each of the parties hereto hereby irrevocably consents to the (non-exclusive) jurisdiction of the courts of the Commonwealth of Virginia and of any federal court located therein in connection with any suit, action or other proceeding arising out of or relating to this Note and waives any objection to venue in the Commonwealth of Virginia.

(e)           Recourse under this Note shall be solely as provided in the Note Purchase Agreement and the Loan Documents and in no event to the officers, directors or stockholders of the Borrower.

(g)           Reference is hereby made to the Note Purchase Agreement that authorizes the holders of a majority of the outstanding Note Indebtedness to take action on behalf of all the holders of the Notes.

Signature on the following page

IN WITNESS WHEREOF, this Note has been duly executed on behalf of the undersigned on the day and in the year first written above.

SOUTHPEAK INTERACTIVE CORPORATION

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